EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Second Quarter 2023 Results
Strong Commercial Aerospace Demand; Record Backlog* of $1B; Completed Stock Offering
SANTA ANA, CALIFORNIA (August 3, 2023) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended July 1, 2023.
Second Quarter 2023 Recap
•Net revenue was $187.3 million
•Net income of $2.4 million, or $0.17 per diluted share
•Adjusted net income of $7.3 million, or $0.54 per diluted share
•Adjusted EBITDA of $26.1 million, or 13.9% of revenue
•Record backlog of $1.0 billion
•Completed stock offering with net proceeds of $85.1 million
•Completed the acquisition of BLR Aerospace
“Q2 was an excellent quarter for Ducommun as we grew our topline both year-over-year and sequentially, led by strong Commercial Aerospace demand and steady performance from our defense business while also delivering good improvements in gross and Adjusted EBITDA margins,” said Stephen G. Oswald, chairman, president and chief executive officer. “Quarterly revenue exceeded $180 million for a third consecutive quarter, increasing to $187.3 million, up 8% over Q2 2022 with narrow-body aircraft once again the catalyst in driving Commercial Aerospace revenues up 37% year-over-year. The Company's gross margins as well expanded 150 bps year-over-year from 19.9% to 21.4% for the quarter as we continued improving our operating performance which includes the meaningful on-going restructuring activities that are expected to be completed by the end of this year. Finally, the Company's backlog reached an all-time high and exceeded $1 billion for the first time, driven by the significant growth in orders in our defense business.
“As we previously announced in May, we completed a stock offering with net proceeds of over $85 million and used it to pay down on the debt from the BLR acquisition that was completed in April as we continue to strategically manage our balance sheet and our working capital needs. BLR is another important acquisition as we continue to implement Ducommun's strategy of increasing Engineered Products and Aftermarket revenue in our portfolio.
“Ducommun also participated at the Paris Air Show in June which further validated the Commercial Aerospace recovery has exceeded expectations with plenty of runway ahead. Airbus’ announcement during the Air Show that it had received the single largest aircraft order ever, by number of aircraft, along with Boeing’s announcement of their single largest order in South Asia, were welcomed news, as we look towards the second half of 2023 and strong years ahead.”
Second Quarter Results
Net revenue for the second quarter of 2023 was $187.3 million compared to $174.2 million for the second quarter of 2022. The year-over-year increase of 7.5% was primarily due to the following:
•$21.2 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms and other commercial aerospace platforms; partially offset by

•$10.8 million lower revenue in the Company’s military and space end-use markets due to lower build rates on military fixed-wing aircraft platforms and various missile platforms.
Net income for the second quarter of 2023 was $2.4 million, or $0.17 per diluted share, compared to $4.1 million, or $0.34 per diluted share, for the second quarter of 2022. This reflects higher selling, general and administrative (“SG&A”) expenses of $6.2 million, higher interest expense of $3.1 million, and higher restructuring charges of $2.1 million, partially offset by higher gross profit of $5.5 million and higher other income of $4.1 million.
Gross profit for the second quarter of 2023 was $40.1 million, or 21.4% of revenue, compared to gross profit of $34.6 million, or 19.9% of revenue, for the second quarter of 2022. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to favorable product mix and favorable manufacturing volume.
Operating income for the second quarter of 2023 was $5.0 million, or 2.7% of revenue, compared to $7.8 million, or 4.5% of revenue, in the comparable period last year. The year-over-year decrease of $2.7 million was primarily due to higher SG&A expenses and higher restructuring charges, partially offset by higher gross profit. Adjusted operating income for the second quarter of 2023 was $15.2 million, or 8.1% of revenue, compared to $14.2 million, or 8.2% of revenue, in the comparable period last year.
Interest expense for the second quarter of 2023 was $5.7 million compared to $2.7 million in the comparable period of 2022. The year-over-year increase was primarily due to higher interest rates and a higher outstanding debt balance.
Adjusted EBITDA for the second quarter of 2023 was $26.1 million, or 13.9% of revenue, compared to $24.1 million, or 13.8% of revenue, for the comparable period in 2022.
During the second quarter of 2023, the net cash provided by operations was $9.2 million compared to $25.0 million during the second quarter of 2022. The lower net cash provided by operations during the second quarter of 2023 was primarily due to lower accounts payable and lower contract liabilities, partially offset by lower contract assets and lower accounts receivable.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of July 1, 2023 was $1,010.2 million compared to $960.8 million as of December 31, 2022. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of July 1, 2023 were $916.7 million compared to $853.0 million as of December 31, 2022.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended July 1, 2023 was $107.1 million, compared to $109.7 million for the second quarter of 2022. The year-over-year decrease was primarily due to the following:
•$8.4 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military fixed-wing aircraft platforms and various missile platforms; partially offset by
•$3.1 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms
Electronic Systems segment operating income for the quarter ended July 1, 2023 was $9.5 million, or 8.9% of revenue, compared to $13.6 million, or 12.4% of revenue, for the comparable quarter in 2022. The year-over-year decrease of $4.1 million was primarily due to unfavorable product mix and unfavorable manufacturing volume.
Structural Systems
Structural Systems segment net revenue for the quarter ended July 1, 2023 was $80.2 million, compared to $64.5 million for the second quarter of 2022. The year-over-year increase was primarily due to the following:
•$18.1 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms and other commercial aerospace platforms; partially offset by
•$2.4 million lower revenue within the Company’s military and space end-use markets due to lower build rates on various missile platforms and military fixed-wing aircraft platforms, partially offset by higher build rates on military rotary-wing platforms.

Structural Systems segment operating income for the quarter ended July 1, 2023 was $5.4 million, or 6.7% of revenue, compared to $1.3 million, or 2.0% of revenue, for the comparable quarter in 2022. The year-over-year increase of $4.1 million was primarily due to favorable product mix and favorable manufacturing volume, partially offset by unfavorable other manufacturing costs.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2023 were $9.9 million, or 5.3% of total Company revenue, compared to $7.1 million, or 4.1% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher compensation and benefits costs of $2.7 million, a portion of which was related to the acquisition of BLR.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer, controller and treasurer will be held today, August 3, 2023 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BI6e5ee2adb0774592be5661a881ed5247
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q2 2023 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's expectations relating to the results and timing of the completion of its restructuring initiative, and the continued commercial aerospace recovery in the second half of 2023 and years ahead. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, August 3, 2023, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, other fire related expenses, insurance recoveries related to loss on operating assets, insurance recoveries related to business interruption, and inventory purchase accounting adjustments), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, Controller and Treasurer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	July 1, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$22,806	$46,246
Accounts receivable, net	95,382	103,958
Contract assets	189,836	191,290
Inventories	204,465	171,211
Production cost of contracts	5,536	5,693
Other current assets	11,098	8,938
Total Current Assets	529,123	527,336
Property and Equipment, Net	111,357	106,225
Operating Lease Right-of-Use Assets	36,759	34,632
Goodwill	244,575	203,407
Intangibles, Net	174,987	127,201
Other Assets	21,953	22,705
Total Assets	$1,118,754	$1,021,506
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$82,992	$90,143
Contract liabilities	31,719	47,068
Accrued and other liabilities	38,111	48,820
Operating lease liabilities	8,165	7,155
Current portion of long-term debt	6,250	6,250
Total Current Liabilities	167,237	199,436
Long-Term Debt, Less Current Portion	271,460	240,595
Non-Current Operating Lease Liabilities	30,260	28,841
Deferred Income Taxes	12,231	13,953
Other Long-Term Liabilities	15,423	12,721
Total Liabilities	496,611	495,546
Commitments and Contingencies
Shareholders’ Equity
Common Stock	146	121
Additional Paid-In Capital	199,526	112,042
Retained Earnings	413,657	406,052
Accumulated Other Comprehensive Income	8,814	7,745
Total Shareholders’ Equity	622,143	525,960
Total Liabilities and Shareholders’ Equity	$1,118,754	$1,021,506

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net Revenues	$187,320	$174,198	$368,511	$337,679
Cost of Sales	147,198	139,556	291,622	270,562
Gross Profit	40,122	34,642	76,889	67,117
Selling, General and Administrative Expenses	30,348	24,185	56,573	47,537
Restructuring Charges	4,769	2,703	8,939	2,703
Operating Income	5,005	7,754	11,377	16,877
Interest Expense	(5,735)	(2,656)	(9,954)	(5,058)
Other Income	4,059	—	7,945	3,000
Income Before Taxes	3,329	5,098	9,368	14,819
Income Tax Expense	955	951	1,763	2,573
Net Income	$2,374	$4,147	$7,605	$12,246
Earnings Per Share
Basic earnings per share	$0.18	$0.34	$0.59	$1.02
Diluted earnings per share	$0.17	$0.34	$0.58	$0.99
Weighted-Average Number of Common Shares Outstanding
Basic	13,403	12,070	12,799	12,029
Diluted	13,599	12,333	13,075	12,337

Gross Profit %	21.4%	19.9%	20.9%	19.9%
SG&A %	16.2%	13.9%	15.4%	14.1%
Operating Income %	2.7%	4.5%	3.1%	5.0%
Net Income %	1.3%	2.4%	2.1%	3.6%
Effective Tax Rate	28.7%	18.7%	18.8%	17.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Six Months Ended
	% Change	July 1, 2023	July 2, 2022	% of Net Revenues 2023	% of Net Revenues 2022	% Change	July 1, 2023	July 2, 2022	% of Net Revenues 2023	% of Net Revenues 2022
Net Revenues
Electronic Systems	(2.4)%	$107,124	$109,732	57.2%	63.0%	2.7%	$212,750	$207,198	57.7%	61.4%
Structural Systems	24.4%	80,196	64,466	42.8%	37.0%	19.4%	155,761	130,481	42.3%	38.6%
Total Net Revenues	7.5%	$187,320	$174,198	100.0%	100.0%	9.1%	$368,511	$337,679	100.0%	100.0%
Segment Operating Income
Electronic Systems		$9,528	$13,610	8.9%	12.4%		$19,539	$23,021	9.2%	11.1%
Structural Systems		5,385	1,265	6.7%	2.0%		10,130	6,152	6.5%	4.7%
		14,913	14,875				29,669	29,173
Corporate General and Administrative Expenses(1)		(9,908)	(7,121)	(5.3)%	(4.1)%		(18,292)	(12,296)	(5.0)%	(3.6)%
Total Operating Income		$5,005	$7,754	2.7%	4.5%		$11,377	$16,877	3.1%	5.0%
Adjusted EBITDA
Electronic Systems
Operating Income		$9,528	$13,610				$19,539	$23,021
Other Income		222	—				222	—
Depreciation and Amortization		3,561	3,484				7,059	6,990
Restructuring Charges		2,071	1,284				3,945	1,284
		15,382	18,378	14.4%	16.7%		30,765	31,295	14.5%	15.1%
Structural Systems
Operating Income		5,385	1,265				10,130	6,152
Depreciation and Amortization		4,335	4,356				8,767	8,559
Restructuring Charges		2,612	1,947				4,908	1,947
Guaymas fire related expenses		1,880	998				3,348	1,955
Other fire related expenses		477	—				477	—
Inventory Purchase Accounting Adjustments		766	637				766	1,274
		15,455	9,203	19.3%	14.3%		28,396	19,887	18.2%	15.2%
Corporate General and Administrative Expenses(1)
Operating loss		(9,908)	(7,121)				(18,292)	(12,296)
Depreciation and Amortization		58	58				117	117
Stock-Based Compensation Expense(2)		5,036	3,600				8,117	5,190
Restructuring Charges		86	—				86	—
		(4,728)	(3,463)				(9,972)	(6,989)
Adjusted EBITDA		$26,109	$24,118	13.9%	13.8%		$49,189	$44,193	13.3%	13.1%
Capital Expenditures
Electronic Systems		$1,923	$2,943				$3,774	$4,639
Structural Systems		4,111	2,486				7,241	5,858
Corporate Administration		—	—				—	—
Total Capital Expenditures		$6,034	$5,429				$11,015	$10,497
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three and six months ended July 1, 2023 included $0.8 million and $1.2 million, respectively, and both the three and six months ended July 2, 2022 included $0.5 million of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	July 1, 2023	July 2, 2022	% of Net Revenues 2023	% of Net Revenues 2022	July 1, 2023	July 2, 2022	% of Net Revenues 2023	% of Net Revenues 2022
GAAP Operating income	$5,005	$7,754			$11,377	$16,877

GAAP Operating income - Electronic Systems	$9,528	$13,610			$19,539	$23,021
Adjustment:
Other income	222	—			222	—
Restructuring charges	2,071	1,284			3,945	1,284
Amortization of acquisition-related intangible assets	374	373			747	746
Adjusted operating income - Electronic Systems	12,195	15,267	11.4%	13.9%	24,453	25,051	11.5%	12.1%

GAAP Operating income - Structural Systems	5,385	1,265			10,130	6,152
Adjustment:
Restructuring charges	2,612	1,947			4,908	1,947
Guaymas fire related expenses	1,880	998			3,348	1,955
Other fire related expenses	477	—			477	—
Inventory purchase accounting adjustments	766	637			766	1,274
Amortization of acquisition-related intangible assets	1,701	1,237			2,938	2,483
Adjusted operating income - Structural Systems	12,821	6,084	16.0%	9.4%	22,567	13,811	14.5%	10.6%

GAAP Operating loss - Corporate	(9,908)	(7,121)			(18,292)	(12,296)
Adjustment:
Restructuring charges	86	—			86	—
Adjusted operating loss - Corporate	(9,822)	(7,121)			(18,206)	(12,296)
Total adjustments	10,189	6,476			17,437	9,689
Adjusted operating income	$15,194	$14,230	8.1%	8.2%	$28,814	$26,566	7.8%	7.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Earnings	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP Net income	$2,374	$4,147	$7,605	$12,246
Adjustments:
Restructuring charges (1)	3,815	2,585	7,151	2,585
Guaymas fire related expenses (1)	1,504	798	2,678	1,564
Other fire related expenses (1)	382	—	382	—
Insurance recoveries related to loss on operating assets (1)	(1,341)	—	(4,450)	—
Insurance recoveries related to business interruption (1)	(1,728)	—	(1,728)	(2,400)
Inventory purchase accounting adjustments (1)	613	510	613	1,019
Amortization of acquisition-related intangible assets (1)	1,660	1,288	2,948	2,583
Total adjustments	4,905	5,181	7,594	5,351
Adjusted net income	$7,279	$9,328	$15,199	$17,597

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP Diluted earnings per share (“EPS”)	$0.17	$0.34	$0.58	$0.99
Adjustments:
Restructuring charges (1)	0.28	0.21	0.55	0.21
Guaymas fire related expenses (1)	0.11	0.07	0.20	0.13
Other fire related expenses (1)	0.03	—	0.03	—
Insurance recoveries related to loss on operating assets (1)	(0.10)	—	(0.34)	—
Insurance recoveries related to business interruption (1)	(0.13)	—	(0.13)	(0.19)
Inventory purchase accounting adjustments (1)	0.05	0.04	0.05	0.08
Amortization of acquisition-related intangible assets (1)	0.13	0.10	0.22	0.21
Total adjustments	0.37	0.42	0.58	0.44
Adjusted diluted EPS	$0.54	$0.76	$1.16	$1.43

Shares used for adjusted diluted EPS	13,599	12,333	13,075	12,337
(1) Includes effective tax rate of 20.0% for both 2023 and 2022 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	July 1, 2023	December 31, 2022
Consolidated Ducommun
Military and space	$494,367	$457,354
Commercial aerospace	464,710	450,092
Industrial	51,095	53,374
Total	$1,010,172	$960,820
Electronic Systems
Military and space	$369,500	$361,582
Commercial aerospace	100,397	125,590
Industrial	51,095	53,374
Total	$520,992	$540,546
Structural Systems
Military and space	$124,867	$95,772
Commercial aerospace	364,313	324,502
Total	$489,180	$420,274
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of July 1, 2023 was $1,010.2 million compared to $960.8 million as of December 31, 2022. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of July 1, 2023 were $916.7 million compared to $853.0 million as of December 31, 2022.